Exhibit 99(a)(1)(vi)

Offer to Purchase for Cash

Any and All Outstanding Class A Shares and Class B Shares
(And Class B Shares Held as American Depositary Shares)

of

QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME

at

A Purchase Price of
$3.35 per Class A Share
$33.53 per Class B Share
($67.07 per American Depositary Share)

by

BEVERAGE ASSOCIATES HOLDING LTD. - OFFEROR
A WHOLLY OWNED SUBSIDIARY OF
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M. NEW YORK CITY TIME
(WHICH IS 11:00 P.M. LUXEMBOURG TIME), ON FEBRUARY 28, 2007, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer Document dated January 25, 2007 and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) (which together with the Letter of Transmittal to Tender Shares, as they may be amended or supplemented from time to time, constitute the “Offer”) in connection with the Offer by Beverage Associates Holding Ltd., a Bahamas corporation (the “Offeror”), a wholly owned subsidiary of Companhia de Bebidas das Américas - AmBev, a Brazilian corporation (“AmBev”), to purchase for cash any and all outstanding Class A shares and Class B shares (and Class B shares held as American Depositary Shares (“ADSs”)) of Quilmes Industrial (Quinsa), Société Anonyme, a Luxembourg public limited company (“Quinsa” or the “Company”), not owned by the Offeror or its affiliates, at a purchase price of $3.35 per Class A Share or $33.53 per Class B Share or $67.07 per ADS, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer. Each of the Company’s ADSs represents two Class B shares and is evidenced by an American Depositary Receipt (an “ADR”). The Bank of New York acts as depositary for the ADSs, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among the Company, The Bank of New York (as depositary) and the holders and beneficial owners from time to time of ADRs (the “Deposit Agreement”). The Bank of New York acts as the tender agent for the receipt of tenders of ADSs under the Offer Document (the “ADS Tender Agent”).

We are the holder of record of ADSs held for your account. As such, only we, pursuant to your instructions, can tender your ADSs. The ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

We request instructions as to whether you wish us to tender any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Please note carefully the following:

1. The Offer is being made for any and all of the outstanding Class A shares and Class B Shares not already owned by the Offeror and its affiliates.

2. The offer price is $3.35 per Class A Share and $33.53 per Class B Share, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer Document.

3. Since each ADS represents two Class B shares, the Offeror will treat each tender of an ADS as a tender of the two underlying Class B shares for the purposes of calculating the purchase price to be paid per ADS ($67.07 per ADS).

4. The Offer and withdrawal rights expire at 5:00 p.m. New York City time, which is 11 p.m. Luxembourg time, on February 28, 2007, unless the Offer is extended.

5. The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn at least 3,939,387 Class B shares (and Class B shares held as ADSs), as of the date the Class B shares of the Company are accepted for payment pursuant to the Offer, which we refer to as the “minimum tender condition”. The Offer is also subject to certain other conditions set forth in the Offer Document. See “The Offer — Section 5. Conditions of the Offer” of the Offer Document.

6. Tendering ADS holders who are registered ADS holders or who tender their ADSs directly to the ADS Tender Agent will not be obligated to pay any brokerage commissions or fees to the Company or the Dealer Manager, solicitation fees, or, except as set forth in the Offer Document and the ADS Letter of Transmittal, stock transfer taxes on the Offeror’s purchase of ADSs pursuant to the Offer.

7. If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing, detaching and returning to us the ADS Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the ADS Instruction Form.

YOUR PROMPT ACTION IS REQUESTED. YOUR ADS INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE OFFER. THE BOOK-ENTRY TRANSFER FACILITY HAS ADVISED THE COMPANY THAT IT WILL NOT TRANSFER TENDERED ADSs INTO THE ADS TENDER AGENT’S ACCOUNT AFTER 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 28, 2007. THEREFORE, TENDERS TO BE EFFECTED BY BOOK-ENTRY TRANSFER MUST BE MADE BEFORE THAT TIME.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Class A shares and/or Class B shares and/or ADSs in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions the laws of which require that the Offer be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by Credit Suisse Securities (USA) LLC, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Very truly yours,

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE OFFEROR, THE DEALER MANAGER, THE INFORMATION AGENT, THE ADS TENDER AGENT, THE SHARE TENDER AGENT OR ANY OTHER AGENT WORKING FOR US OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

ADS INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash of

Any and All Outstanding Class A Shares and Class B Shares
(And Class B Shares Held as American Depositary Shares)

of

Quilmes Industrial (Quinsa), Société Anonyme

at

A Purchase Price of
$3.35 per Class A Share
$33.53 per Class B Share
($67.07 per American Depositary Share)

by

BEVERAGE ASSOCIATES HOLDING LTD. -  OFFEROR
A WHOLLY OWNED SUBSIDIARY OF
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 25, 2007, and the related Letter of Transmittal to Tender American Depositary Shares (the “ADS Letter of Transmittal”) (which collectively, with the Letter of Transmittal to Tender Shares, as they as may be amended or supplemented from time to time, constitute the “Offer”), in connection with the offer to purchase any and all outstanding Class A Shares and Class B Shares (and Class B Shares held as American Depositary Shares) of Quilmes Industrial (Quinsa), Société Anonyme (“Quinsa”) by Beverage Associates Holding Ltd., a Bahamas corporation (the “Offeror”), a wholly owned subsidiary of Companhia de Bebidas das Américas - AmBev, a Brazilian corporation (“AmBev”), not owned by the Offeror or its affiliates, at a purchase price of $3.35 per Class A Share or $33.53 per Class B Share or $67.07 per ADS, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer. Each of Quinsa’s ADSs represents two Class B shares and is evidenced by an American Depositary Receipt (“ADR”). The Bank of New York acts as depositary for the ADSs, pursuant to that certain Amended and Restated Deposit Agreement dated as of February 28, 2002, by and among Quinsa, The Bank of New York (as depositary) and the holders from time to time of ADRs (the “Deposit Agreement”). The Bank of New York acts as tender agent for the receipt of tenders of ADSs under the Offer Document (the “ADS Tender Agent”).

The undersigned hereby instruct(s) you to tender to the Offeror the number of ADSs indicated below or, if no number is indicated, all ADSs held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing ADSs submitted on my behalf to the ADS Tender Agent will be determined by the Offeror (which may delegate power in whole or in part to the ADS Tender Agent) and such determination shall be final and binding.

NUMBER OF ADSs BEING TENDERED HEREBY:  __________ ADSs*

*	Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.

SIGN HERE

Signature(s):

___________________________________________________________________________________________________________________________

Name(s):

___________________________________________________________________________________________________________________________
(PLEASE PRINT)

Account Number:

___________________________________________________________________________________________________________________________

Taxpayer Identification or Social Security Number:

___________________________________________________________________________________________________________________________

Address(es):

___________________________________________________________________________________________________________________________
(INCLUDING ZIP CODE)

Area Code/Phone Number(s):

___________________________________________________________________________________________________________________________

Date:

Please return this form to the brokerage firm or other nominee maintaining your account.